UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  May 22, 2007 (May 18, 2007)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

            On May 18, 2007, Sequa Corporation, a Delaware corporation (the “Company”) entered into a Restricted Share Agreement (the “Restricted Stock Agreement”) with Dr. Martin Weinstein, the Company’s Vice Chairman and Chief Executive Officer, whereby Dr. Weinstein was granted as of May 3, 2007, 50,000 shares of restricted stock (the “Restricted Stock”) of the Company’s Class A common stock pursuant to the Company’s 2007 Long-Term Stock Incentive Plan (the “Plan”).

            Pursuant to the Restricted Share Agreement, 20%, or 10,000 shares, of Restricted Stock will vest each year commencing on January 25, 2008; provided, that Dr. Weinstein remains employed by the Company through the applicable vesting date and the Company earns the minimum earnings per share (“EPS”) for the Company’s fiscal year ending immediately preceding such vesting date as established under the Company’s Management Incentive Bonus Plan for Corporate Executive Officers for the applicable fiscal year.  If the Company fails to earn such minimum EPS for the applicable fiscal year, the tranche of 10,000 shares of Restricted Stock that would otherwise have vested with respect to that fiscal year will be forfeited.  Commencing on January 25, 2008 and on each anniversary thereafter, the Company will grant to Dr. Weinstein, if he is employed at the Company at such time, an additional 10,000 shares of restricted stock (subject to availability under the Plan), such grant to be in substantially the same form as this Restricted Share Agreement.

            In the event that Dr. Weinstein’s employment is terminated by the Company without “Cause” or following a “Change of Control” (each as defined in the employment agreement), then the remaining shares of unvested Restricted Stock will automatically vest, such shares shall be transferred back to the Company and the Company will pay to Dr. Weinstein an amount in cash equal to the fair market value of such shares as of the date of termination of Dr. Weinstein’s employment.

            This grant of Restricted Stock was previously agreed to in connection with Mr. Weinstein’s employment agreement, entered into on January 25, 2007.  However, pursuant to the employment agreement, the grant was subject to the approval of a stock plan by the Company’s stockholders.  The Company’s stockholders approved the Plan at the Annual Meeting of Stockholders held on May 3, 2007.  The employment agreement, and a description thereof, was filed with Securities and Exchange Commission on Form 8-K, dated January 31, 2007.

            The foregoing description of the Restricted Share Agreement is qualified in its entirety by reference to the Restricted Share Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits.

            10.1     Restricted Share Agreement, dated May 18, 2007, by and between Sequa Corporation and Martin Weinstein.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        SEQUA CORPORATION

                                                                        By: /s/ John J. Dowling III

                                                                                 John J. Dowling, III

                                                                                 Senior Vice President, Legal

Dated:  May 22, 2007